                                                                    EXHIBIT 10.4

CITICORP NORTH AMERICA,    BANC OF AMERICA SECURITIES     MERRILL LYNCH CAPITAL
        INC.                         LLC                       CORPORATION
CITIGROUP GLOBAL MARKETS     BANC OF AMERICA BRIDGE       MERRILL LYNCH, PIERCE,
        INC.                         LLC                  FENNER & SMITH INCOR -
                                                                  PORATED
 390 GREENWICH STREET       9 WEST 57TH STREET          4 World Financial Center
                                                               North Tower
NEW YORK, NEW YORK 10013   NEW YORK, NEW YORK 10019        New York, NY 10080

                                                                  April 17, 2005

GameStop Corp.
2250 William D. Tate Ave.
Grapevine, Texas 76501

Attention: Mr. David Carlson
           Chief Financial Officer

                                 Senior Facility
                                Commitment Letter

Ladies and Gentlemen:

GameStop Corp. ("you") has advised Citigroup (as defined below), Banc of America Securities LLC ("BAS"), Banc of America Bridge LLC ("Banc of America Bridge"), Merrill Lynch Capital Corporation ("Merrill Lynch") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") that upon consummation of the Acquisition (as defined below) a holding company (the "Borrower") will wholly-own you and the Acquired Business (as defined below) and that you desire that the Borrower establish the senior credit facility described herein (the "Facility"), the proceeds of which would be used to finance the transactions described in Exhibit A hereto (the "Transaction Description"). Capitalized terms used in this letter agreement but not defined herein shall have the meanings given to them in the Exhibits (as defined below) hereto.

Subject to the terms and conditions described in this letter agreement and the attached Exhibits A, B and C (collectively, the "Exhibits" and, together with the Fee Letter referred to below, this "Commitment Letter"), (i) Citigroup Global Markets Inc. ("CGMI") is pleased to inform you of CGMI's commitment on behalf of Citicorp North America, Inc. ("CNAI"), Citibank N.A. and/or any of their affiliates to provide one-third of the principal amount of the Facility,
(ii) Banc of America Bridge is pleased to inform you of Banc of America Bridge's commitment to provide one-third of the principal amount of the Facility and
(iii) Merrill Lynch is pleased to inform you of Merrill Lynch's commitment to provide one-third of the principal amount of the Facility.

For purposes of this Commitment Letter, (i) "Citigroup" shall mean Citicorp North America, Inc. and/or any affiliate thereof, including CGMI, as Citigroup shall determine to be appropriate to provide the services contemplated herein,
(ii) the "Initial Lenders" shall mean CNAI, Banc of America Bridge and Merrill Lynch, (iii) the "Lead Arrangers" shall mean CGMI, BAS and MLPF&S and (iv) "we" or "us" shall mean the Initial Lenders and the Lead Arrangers.

1.    CONDITIONS PRECEDENT

The respective commitments of Citigroup, Banc of America Bridge and Merrill Lynch hereunder is subject to:

            (a) The preparation, execution and delivery of definitive documentation with respect to the Facility, including credit agreements and guarantees incorporating substantially the terms and conditions outlined in this Commitment Letter and otherwise reasonably satisfactory to the Lead Arrangers and their counsel (the "Operative Documents").

            (b) The absence of any change, effect, event, occurrence or state of facts that is materially adverse to the business, financial condition, or results of operations of the Acquired Business, other than any changes, effects, events, occurrences or state of facts relating to (i) the economy or financial markets in general, (ii) negotiation and entry into the Acquisition Agreement, the announcement of the Acquisition Agreement or the undertaking and performance or observance of the obligations contemplated by the Acquisition Agreement or necessary to consummate the transactions contemplated hereby (including adverse effects on results of operations attributable to the uncertainties associated with the period between the date hereof and the Closing Date), (iii) fluctuation in your or the Acquired Business' stock price (iv) the effect of incurring and paying Expenses (as defined in the Acquisition Agreement) in connection with negotiating, entering into, performing and consummating the transactions contemplated by the Acquisition Agreement, (v) changes in GAAP after the date hereof and (vi) product shortages and delays in product introductions consistent with those that occurred in 2004; provided, that with respect to clause (i) such changes, effects, events, occurrences or state of facts do not disproportionately affect such Persons (as defined in the Acquisition Agreement) relative to the other participants in the industries in which such Persons operate; provided, further, that, for the avoidance of doubt, compliance with (and the consequences thereof) the terms of the Acquisition Agreement (including
      Section 6.5, except for Section 6.5(a)(vi), thereof) shall not be taken into account in determining whether a material adverse effect shall have occurred or shall be expected to occur for any and all purposes.

            (c) The accuracy and completeness in all material respects of all representations that you, the Acquired Business and their respective affiliates make to the Lead Arrangers and all information (other than financial projections) that you, the Acquired Business and their respective affiliates furnish to the Lead Arrangers.

            (d) The payment in full of all fees, expenses and other amounts payable under this Commitment Letter and the Fee Letter.

            (e) The execution, delivery and compliance with the terms of (A) the letter agreement dated the date hereof (the "Engagement Letter") among you, Citigroup, BAS and MLPF&S, (B) this Commitment Letter, and (C) the Fee Letter, each in form and substance satisfactory to the Lead Arrangers.

Please note that the terms and conditions of the Initial Lenders' respective commitments hereunder that are not covered or made clear in this Commitment Letter are subject to mutual agreement of the parties.

2.    COMMITMENT TERMINATION

Each Initial Lender's respective commitment set forth in this Commitment Letter will terminate on the earliest of (A) October 31, 2005; provided that such date shall be automatically extended to December 31, 2005 to the extent the Outside Date (as defined in the Acquisition Agreement) is extended to December 31, 2005 pursuant to Section 8.1(b)(i) of the Acquisition Agreement (as in effect on the date of its execution), (B) the date the Operative Documents become effective and (C) the date the Acquisition Agreement is terminated (such earliest date, the "Termination Date").

3.    SYNDICATION

Each Initial Lender reserves the right, before or after the execution of the Operative Documents, to syndicate all or a portion of its commitment to one or more other financial institutions reasonably acceptable to the Initial Lenders that will become parties to the Operative Documents (the financial institutions becoming parties to the Operative Documents being collectively referred to herein as the "Lenders"). You understand that (i) each Initial Lender intends to commence such syndication efforts promptly and (ii) the Lead Arrangers may elect to appoint one or more agents to assist them in such syndication efforts.

Citigroup will act as the joint Lead Arranger and joint Book Runner, "on the left," and Administrative Agent with respect to the Facility and will manage all aspects of the syndication of the Facility in consultation with BAS, MLPF&S and Borrower, including the timing of all offers to potential Lenders, the determination of all amounts offered to potential Lenders, the selection of Lenders, the allocation of commitments among the Lenders, the assignment of any titles and the compensation to be provided to the Lenders. BAS will act as joint Lead Arranger and joint Book Runner and Syndication Agent with respect to the Facility. MLPF&S will act as joint Lead Arranger and joint Book Runner with respect to the Facility

You shall take all actions that any Lead Arranger may reasonably request to assist it in forming a syndicate acceptable to the Lead Arrangers and you.

To ensure an orderly and effective syndication of the Facility, you agree that, until the termination of the syndication (as determined by the Lead Arrangers), you will not, and will not permit any of your affiliates to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt security or commercial bank or other debt facility (including any renewals thereof) other than the Asset Based Facility or other working capital facility of the Borrower meeting the conditions set forth in paragraph 6 of Exhibit C hereto, without the prior written consent of the Lead Arrangers.

You agree that no additional agents, co-agents or lead arrangers will be appointed, or other titles conferred, without the consent of the Lead Arrangers (such consent not to be unreasonably withheld). You agree that no Lender will receive any compensation of any kind for its participation in the Facility, except as expressly provided in the Fee Letter or in the Exhibits.

4.    FEES

In addition to the fees described in the Exhibits, you will pay (or cause to be paid) the nonrefundable fees set forth in the letter agreement dated the date hereof (the "Fee Letter") among you and the Lead Arrangers. The terms of the Fee Letter are an integral part of the Initial Lenders' respective commitments hereunder and constitute part of this Commitment Letter for all purposes hereof. Each of the fees described in the Fee Letter and Exhibits B and C shall be nonrefundable when paid.

5.    INDEMNIFICATION

You agree to indemnify and hold harmless each Lead Arranger, each Lender and each of their respective affiliates and each of their respective officers, directors, employees, agents, advisors and representatives (each, an "Indemnified Person") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Person (including, without limitation, in connection with, any investigation, litigation or proceeding or the preparation of any defense in connection therewith) in each case arising out of or in connection with or relating to this Commitment Letter or the Operative Documents or the transactions contemplated hereby or thereby, or any use made or proposed to be made with the proceeds of the Facilities, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Person's gross negligence or willful misconduct. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective, whether or not such investigation, litigation or proceeding is brought by you, Borrower, the Acquired Business, any of their respective securityholders or creditors, an Indemnified Person or any other person, or an Indemnified Person is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

No Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to you, Borrower, the Acquired Business or any of their securityholders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Person's gross negligence or willful misconduct. In no event, however shall any Indemnified Person be liable for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

6.    COSTS AND EXPENSES

Borrower shall pay or reimburse the Lead Arrangers on demand for all reasonable costs and expenses incurred by the Lead Arrangers (whether incurred before or after the date hereof) in connection with the Facility, but not the syndication thereof, and the preparation, negotiation, execution and delivery of this Commitment Letter, the Operative Documents, including, without limitation, the reasonable fees and disbursements of counsel, regardless of whether any of the transactions contemplated hereby are consummated. Borrower further agrees to pay all costs and expenses of the Lead Arrangers (including, without limitation, reasonable fees and disbursements of counsel) incurred in connection with the enforcement of any of their rights or remedies hereunder.

7.    CONFIDENTIALITY

By accepting delivery of this Commitment Letter, you agree that this Commitment Letter is for your confidential use only and that neither its existence nor the terms hereof will be disclosed by you to any person other than the officers, directors, employees, accountants, attorneys and other legal advisors of yours and Borrower, and then only on a confidential and "need to know" basis in connection with the transactions contemplated hereby. Notwithstanding the foregoing, (i) you may disclose this Commitment Letter (other than the Fee Letter) to the Acquired Business and its officers, directors, employees, accountants, attorneys and other legal advisors on a confidential and "need to know" basis in connection with the Acquisition, (ii) you may disclose this Commitment Letter (other than the Fee Letter) to each lender under the Asset Based Facility (as defined below) and its officers, directors, employees, accountants, attorneys and other legal advisors on a confidential and "need to know" basis in connection with the Acquisition (iii) you may file a copy of any portion of this Commitment Letter (other than the Fee Letter) in any public record in which it is required by law to be filed and (iv) you may make such other public disclosures of any of the terms and conditions hereof as such Company is required by law, in the opinion of your counsel, to make.

8.    REPRESENTATIONS AND WARRANTIES

You represent and warrant that (i) all information (other than financial projections) that has been or will hereafter be made available to the Lead Arrangers, any Lender or any potential Lender by or on behalf of you and, to your knowledge, the Acquired Business or any of their respective representatives in connection with the transactions contemplated hereby is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made and (ii) all financial projections, if any, that have been or will be prepared by or on behalf of you and, to your knowledge, the Acquired Business or any of their respective representatives and made available to the Lead Arrangers, any Lender or any potential Lender have been or will be prepared in good faith based upon reasonable assumptions. If, at any time from the date hereof until the execution and delivery of the Operative Documents, any of the representations and warranties in the preceding sentence would be incorrect if the information or financial projections were being furnished, and such representations and warranties were being made, at such time, then you will promptly supplement the information and the financial projections so that such representations and warranties will be correct under those circumstances.

In issuing this Commitment Letter and in arranging the Facility, including the syndications of the Facility, we will be entitled to use, and to rely on the accuracy of, the information furnished to us by or on behalf of you, the Acquired Business or any of their respective representatives without responsibility for independent verification thereof.

9.    NO THIRD PARTY RELIANCE; SHARING INFORMATION

The agreements of the Lead Arrangers and Initial Lenders hereunder and of any Lender that issues a commitment to provide financing under the Facility are made solely for your benefit and may not be relied upon or enforced by any other person. This Commitment Letter is not intended to create a fiduciary relationship among the parties hereto.

You acknowledge that we may provide debt financing, equity capital or other services (including financial advisory services) to parties whose interests regarding the transactions described herein or otherwise may conflict with your interests. Consistent with each Lender's respective policies to hold in confidence the affairs of its clients, no Lender will furnish confidential information obtained from you or your affiliates to any other clients of such Lenders and such Lenders shall treat all such confidential information in accordance with such Lenders' customary practices with respect to confidential information. Furthermore, we will not use in connection with the transactions contemplated hereby, or furnish to you, confidential information obtained by us from any other person.

10.   ASSIGNMENTS

You may not assign or delegate any of your rights or obligations under this Commitment Letter or any Initial Lender's commitment hereunder without each Initial Lender's prior written consent, and any attempted assignment without such consent shall be void ab initio.

11.   AMENDMENTS

This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each party hereto.

12.   GOVERNING LAW, ETC.

This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York. This Commitment Letter sets forth the entire agreement among the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect hereto. This Commitment Letter may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Commitment Letter. Delivery of an executed counterpart of a signature page to this Commitment Letter by telecopier shall be as effective as delivery of a manually executed counterpart of this Commitment Letter. Sections 4 through 7, 12 and 13 shall survive the termination of Citigroup's commitment hereunder. You acknowledge that information and documents relating to the Facility may be transmitted through Intralinks, the internet or similar electronic transmission systems.

13.   WAIVER OF JURY TRIAL, ETC.

Each party hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter or the transactions contemplated hereby or the actions of the parties hereto in the negotiation, performance or enforcement hereof.

With respect to all matters relating to this Commitment Letter, the Exhibits, the Fee Letter and the Engagement Letter, you hereby irrevocably (i) submit to the non-exclusive jurisdiction of any New York State or Federal court sitting in the State of New York, County of New York, and any appellate court from any thereof, (ii) agree that all claims related hereto may be heard and determined in such courts, (iii) waive, to the fullest extent you may effectively do so, the defense of an inconvenient forum, (iv) agree that a final judgment of such courts shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and (v) waive any immunity (sovereign or otherwise) from jurisdiction of any court or from any legal process or setoff to which you or your properties or assets may be entitled.

14.   PATRIOT ACT

We hereby notify you that pursuant to the requirements of the UBA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "Patriot Act"), the Lead Arrangers and the Lenders are required to obtain, verify and record information that identifies you, which information includes the name, address, tax identification number and other information regarding you that will allow the Lead Arrangers or such Lender to identify you in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Lead Arrangers and the Lenders.

Please indicate your acceptance of the provisions hereof by signing the enclosed copy of this Commitment Letter and the Fee Letter and returning them to (i) John McAuley, Director, Citigroup Global Markets Inc., 390 Greenwich Street, New York, New York 10013 (facsimile: (212) 723-8590), (ii) Lex Maultsby, Managing Director, Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019 (facsimile: (212) 415-9634) and (iii) Barry Price, Managing Director, Merrill Lynch & Co., 4 World Financial Center,

North Tower, New York, New York 10080 (facsimile: (212) 449-7750), at or before 5:00 p.m. (New York City time) on April 18, 2005, the time at which the commitment of the Initial Lenders set forth above (if not so accepted prior thereto) will terminate.

                            [Signature Page Follows]

If you elect to deliver this Commitment Letter by telecopier, please arrange for the executed original to follow by next-day courier.

                                          Very truly yours,

                                          CITICORP NORTH AMERICA, INC.

                                          By: /s/ John McAuley
                                              ----------------------------------
                                              Name:  John McAuley
                                              Title: Vice President

                                          CITIGROUP GLOBAL MARKETS INC.

                                          By: /s/ John McAuley
                                              ----------------------------------
                                              Name:  John McAuley
                                              Title: Director

                                          BANC OF AMERICA BRIDGE LLC

                                          By: /s/ Lex Maultsby
                                              ----------------------------------
                                              Name:  Lex Maultsby
                                              Title: Managing Director

                                          BANC OF AMERICA SECURITIES LLC

                                          By: /s/ Lex Maultsby
                                              ----------------------------------
                                              Name:  Lex Maultsby
                                              Title: Managing Director

                                          MERRILL LYNCH CAPITAL CORPORATION

                                          By: /s/ Barry S. Price
                                              ----------------------------------
                                              Name:  Barry S. Price
                                              Title: Vice President

                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                             INCORPORATED

                                          By: /s/ Barry S. Price
                                              ----------------------------------
                                              Name:  Barry S. Price
                                              Title: Managing Director

Accepted and agreed to as of
the date first written above:

GAMESTOP CORP.

By /s/ David W. Carlson
   -------------------------------------
   Name:  David W. Carlson
   Title: Executive Vice President and
          Chief Financial Officer

CONFIDENTIAL                                                           EXHIBIT A

                             TRANSACTION DESCRIPTION

All capitalized terms used herein but not defined herein shall have the meanings provided in the Commitment Letter to which this Exhibit A is attached. The following transactions, including the Acquisition and the Merger, are referred to herein as the "Transactions."

1. A newly formed holding company (the "Borrower") will form two merger subsidiaries, one of which shall be merged with and into GameStop Corp. and the other shall be merged with and into Target (the identity of which the Initial Lenders and Lead Arrangers have previously been advised) (the "Acquired Business"). The Borrower will issue its Common Stock as a portion of the consideration in the acquisition (the "Acquisition") by Borrower of the Acquired Business pursuant to a merger agreement dated on or about the date hereof (the "Acquisition Agreement").

2. Borrower will obtain a senior secured credit asset-based facility in an aggregate principal amount of $400 million (the "Asset Based Facility").

3. Borrower will either (i) borrow up to $950 million in senior loans from one or more lenders under the senior facility described in Exhibit B to the Commitment Letter (the "Facility") or (ii) issue up to $950 million in aggregate principal amount of its senior notes and senior floating rate notes (the "Notes") in a public offering or in a Rule 144A or other private placement. At the Borrower's request, a portion of the Facility or Notes may be replaced by an offering of convertible subordinated debt securities.

4. The estimated sources and uses of the funds necessary to consummate the Acquisition and the other Transactions are set forth on Annex I hereto (the "Sources and Uses of Funds").

                                                                         ANNEX I
                                                      TO TRANSACTION DESCRIPTION

                       ESTIMATED SOURCES AND USES OF FUNDS
                                 ($ IN MILLIONS)

         SOURCES                                        USES
------------------------               --------------------------------------
Initial Drawing on                     Purchase Price of Philly Capital Stock
Asset Based Facility (a)    $     0    and net cost of options and warrants      $ 1,402

Facility or Notes (b)           950    Estimated Transaction Costs               $    47

Borrower Common Stock           419

Excess Cash                      80

                            -------                                              -------

TOTAL SOURCES               $ 1,449    TOTAL USES                                $ 1,449
                            =======                                              =======

--------------------------------
(a)   Total commitments of $400 million at closing.

(b)   Convert

CONFIDENTIAL                                                           EXHIBIT B

                    SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

All capitalized terms used herein but not defined herein shall have the meanings provided in the Commitment Letter (including the other exhibits thereto) to which this Summary of Principal Terms and Conditions is attached.

Borrower:                     A holding company ("Borrower") that upon the
                              consummation of the Acquisition will hold all of the equity interests of GameStop Corp. and the Acquired Business.

Acquisition:                  As described in the Transaction Description.

Administrative Agent:         Citicorp North America, Inc. (in its capacity as
                              Administrative Agent, the "Agent").

Joint Lead Arrangers and      Citigroup Global Markets Inc. ("CGMI"), Banc of
Joint Book Runners:           America Securities LLC ("BAS") and Merrill Lynch,
                              Pierce, Fenner & Smith Incorporated ("MLPF&S", and, together with CGMI and BAS, the "Lead
                              Arrangers").

Syndication Agent:            BAS.

Documentation Agent:          MLPF&S.

Lenders: A syndicate of banking and financial institutions arranged by the Lead Arrangers (the "Lenders").

Initial Loans:                The Lenders will make loans (the "Initial Loans")
                              to Borrower on the date the Acquisition is consummated (the "Closing Date") in an aggregate principal amount not to exceed $950 million.

Purpose and Availability      The proceeds of the Initial Loans will be used
of Initial Loans:             solely as set forth in the Sources and Uses of
                              Funds. The Lenders will make the Initial Loans simultaneously with the consummation of the Acquisition. Amounts borrowed under the Facility and repaid or prepaid may not be reborrowed.

Initial Maturity Date         The Initial Loans will mature on the first
and the Exchange of the       anniversary (the "Initial Maturity Date") of
Initial Loans:                Closing Date, provided, however, that, subject to
                              "Conditions to Extension" below, the maturity of the Initial Loans will be automatically extended on the Initial Maturity Date until the seventh anniversary of the Closing Date (the "Extended
                              Maturity Date" and such extended maturity loans, the "Extended Term Loans"). At any time on or after the Initial Maturity Date at the option of the applicable holder, Extended Term Loans may be exchanged in whole or in part for senior exchange notes (the "Exchange Securities"). The Extended
                              Term Loans will be governed by the provisions of the Operative Documents and will have the same material terms as the Initial Loans except as set forth in this exhibit. When issued, the Exchange
                              Securities will be governed by an inden-ture, compliant with the Trust Indenture Act, to be entered into between Borrower and a trustee that is acceptable to Borrower and the Lead
                              Arrangers, which indenture shall have the same material terms as the Initial Loans except as set forth in this exhibit.

Conditions to Extension:      Extension of the maturity of the Initial Loans is
                              subject to (i) none of Borrower or any significant subsidiary (as defined in Regulation S-X under the Securities Act of 1933, as amended) thereof being subject to a bankruptcy or other insolvency proceeding and (ii) the absence of a payment default with respect to the Initial Loans.

Availability of the           The Exchange Securities will be available only in
Exchange Securities:          exchange for the Extended Term Loans. The
                              principal amount of any Exchange Security will equal 100% of the aggregate principal amount (plus any accrued interest that Borrower has elected, in accordance with the terms of the Extended Term
                              Loans, not to pay in cash) of the Extended Term
                              Loan for which it is exchanged.

Guarantee:                    The obligations of Borrower in respect of the
                              Initial Loans, the Extended Term Loans and the
                              Exchange Securities will be unconditionally and irrevocably guaranteed on a senior unsecured basis
                              (the "Guarantees") by all of Borrower's
                              subsidiaries, other than (i) any subsidiary that is a "controlled foreign corporation" under
                              Section 957 of the Internal Revenue Code to the extent such guarantee would result in a material tax liability or (ii) to the extent such guarantee by any subsidiary would be prohibited by the laws governing such subsidiary or would require the undertaking of an onerous approval process pursuant to the laws governing such subsidiary.

Collateral:                   None.

Final Maturity Date:          The Final Maturity Date of the Exchange Securities
                              and the Extended Term Loans will be the seventh anniversary of the Closing Date.

Interest Rates and Fees:      As set forth on Annex I hereto and in the Fee
                              Letter and Engagement Letter.

Ranking: The Initial Loans, the Extended Term Loans, the Exchange Securities and the Asset Based Facility, except to the extent of the assets securing the Asset Based Facility, shall be pari passu for all purposes.

                              The Initial Loans, the Extended Term Loans and the Exchange Securities shall constitute senior debt. Any subordinated debt of Borrower will be junior to the Initial Loans, the Extended Term Loans and the Exchange Securities.

Mandatory Redemption:         Borrower will be required to prepay Initial Loans
                              on a pro rata basis from the net proceeds (after deduction of, among other things, mandatory prepayments and certain permitted reinvestments under the Asset Based Facility) from the incurrence of any non-ordinary course debt by Borrower or any of its subsidiaries (other than under the Asset Based Facility) or the issuance of any equity by Borrower

                              (subject to ordinary course exceptions including the issuance of shares upon the exercise of options) or from all non-ordinary-course asset sales by Borrower or any of its subsidiaries.

                              Borrower will be required to prepay all Initial Loans and Extended Term Loans and offer to repurchase all the Exchange Securities, at 100% (or 101% in the case of Fixed Rate Exchange Securities) of principal amount plus accrued and unpaid interest, upon the occurrence of a change of control (to be defined in the Facility).

Optional Prepayment:          The Initial Loans and Extended Term Loans may be
                              prepaid and the Exchange Securities may be redeemed (subject to customary non-call provisions relating to Fixed Rate Exchange Securities), in whole or in part, at the option of Borrower, at any time upon 10 days' prior notice, at par plus accrued and unpaid interest, subject in the case of Initial Loans and Extended Term Loans to reimbursement of the Lenders' actual redeployment costs in the case of a prepayment of LIBOR borrowings other than on the last day of the relevant interest period.

Fixed Rate Exchange           Each Lender shall have the right to fix the
Securities:                   interest rate on its Exchange Security (each such
                              Exchange Security being a "Fixed Rate Exchange
                              Security") at a rate not higher than the then applicable rate of interest, except that upon the representation of a Lender transferring an Exchange Security that a higher rate (such higher rate, the "Transfer Rate") is necessary in order to permit such Lender to transfer such Exchange
                              Security to a third party and receive
                              consideration equal to the principal amount thereof plus all accrued and unpaid interest to the date of such transfer, such rate to be fixed at a rate not higher than the Transfer Rate;
                              provided, however, that such Transfer Rate shall not exceed a rate of 12.0% per annum (10.0% per annum in cash).

                              Each Fixed Rate Exchange Security will be non-callable for four years from the Closing Date (subject to customary IPO clawback provisions) and will be callable thereafter at par plus accrued interest and a premium equal to one-half the coupon in effect on the date of the fixing of the interest rate on such Fixed Rate Exchange Security, which premium shall decline ratably on each anniversary of the Closing Date to zero on customary terms; provided, however, that any Fixed Rate Exchange Securities will be callable prior to such 4th anniversary at a redemption price equal to par plus accrued interest and a make-whole premium calculated on the basis of a discount rate equal to the then Treasury Rate (as defined in Annex I to this exhibit) plus one-half of one percent (0.50%).

Representations and           Usual for facilities and transactions of this type
Warranties:                   with customary exceptions and materiality
                              qualifications, including, without limitation:

                              1.  Corporate status and authority.

                              2.  Execution, delivery, and performance of
                                  Operative Documents do not violate law or other agreements.

                              3.  No government or regulatory approvals
                                  required, other than approvals in effect.

                              4. Due authorization, execution and delivery of Operative Documents; legality, validity, binding effect and enforceability of the Operative Documents.

                              5.  Ownership of subsidiaries.

                              6. Accuracy of financial statements and other information.

                              7.  Solvency.

                              8. No action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to result in a material adverse change.

                              9.  Payment of taxes.

                              10. Accurate and complete disclosure.

                              11. Compliance with margin regulations.

                              12. No burdensome restrictions and no default
                                  under material agreements or the Operative
                                  Documents.

                              13. Inapplicability of the Investment Company Act
                                  and Public Utility Holding Company Act.

                              14. Use of proceeds.

                              15. Insurance.

                              16. Labor matters.

                              17. Compliance with laws and regulations,
                                  including ERISA, and all applicable
                                  environmental laws and regulations.

                              18. Ownership of properties and necessary rights
                                  to intellectual property.

Conditions Precedent          Usual for facilities and transactions of this
to Initial Loans:             type, including those specified in the Summary of
                              Additional Conditions Precedent as described in Exhibit C to the Commitment Letter.

Affirmative Covenants:        In the case of the Initial Loans, usual for
                              facilities and transactions of this type (to be applicable to Borrower and its subsidiaries), including but not limited to, and subject, in each case, to customary exceptions and materiality qualifications to be agreed:

                              1.  Preservation of corporate existence.

                              2. Material compliance with laws (including ERISA and applicable environmental laws).

                              3.  Payment of taxes.

                              4.  Payment or performance of obligations.

                              5. Delivery of independently audited annual consolidated and consolidating financial statements and unaudited quarterly consolidated and consolidating financial statements.

                              6.  Notices of default and litigation.

                              7.  Visitation rights.


                              8.  Maintenance of books and records.


                              9.  Maintenance of properties.

                              9.  Maintenance of insurance.

                              10. Use of proceeds.

                              In the case of the Exchange Securities, usual for facilities and transactions of this type (to be applicable to Borrower and its subsidiaries), including but not limited to, and subject, in each case, to customary exceptions to be agreed:

                              1.  Performance of obligations.

                              2. Delivery of reports filed with the Securities and Exchange Commission.


                              3.  Delivery of compliance certificates.

                              Following the Initial Maturity Date, all outstanding Extended Term Loans will be automatically modified to bear affirmative covenants substantially similar to the affirmative covenants of the Exchange Securities.

Negative Covenants:           In the case of the Initial Loans, usual for
                              facilities and transactions of this type (to be applicable to Borrower and its subsidiaries), including but not limited to, and subject in each case to customary exceptions and materiality qualifications to be agreed:

                              1.  Limitations on liens.

                              2. Limitations on debt (including debt incurred by direct and indirect subsidiaries and obligations in respect of foreign currency exchange and other hedging arrangements).

                              3. Limitations on dividends, redemptions and repurchases with respect to capital stock.

                              4. Limitations on other prepayments, redemptions and repurchases of other debt (other than loans under the Asset Based Facility).

                              5.  Limitations on loans and investments.

                              6. Limitations on mergers, consolidations, asset dispositions and sale/leaseback transactions.

                              7.  Limitations on transactions with affiliates.

                              8. Limitations on changes in business conducted by Borrower and its subsidiaries.

                              9. Limitations on amendment of debt and other material agreements.

                              10. Limitations on layered debt.

                              11. Limitations on the issuance and sale of
                                  capital stock of restricted subsidiaries.

                              12. Limitations on restrictions on distributions
                                  from subsidiaries.

                              In the case of the Exchange Securities, usual for facilities and transactions of this type (to be applicable to Borrower and its subsidiaries), including but not limited to, and subject in each case to customary exceptions and materiality qualifications to be agreed:

                              1.  Limitations on debt.

                              2.  Limitations on liens.

                              3. Limitations on mergers, consolidations, asset dispositions and sale/leaseback transactions.

                              4.  Limitations on the issuance and sale of
                                  capital stock of restricted subsidiaries.

                              5. Limitations on restrictions on distributions from subsidiaries.

                              6.  Limitations on transactions with affiliates.

                              7.  Limitations on restricted payments.

                              8.  Limitations on layered debt.

                              Following the Initial Maturity Date, all outstanding Extended Term Loans will be automatically modified to bear negative covenants substantially similar to the negative covenants of the Exchange Securities.

Events of Default:

                              In the case of the Initial Loans, usual for facilities and transactions of this type (to be applicable to Borrower and its subsidiaries), includ-ing but not limited to, and subject, in each case, to customary exceptions to be agreed:

                              1. Failure to pay principal, interest or any other amount when due.

                              2. Representations or warranties materially incorrect when given.

                              3. Failure to comply with covenants (with notice and cure periods as applicable).

                              4. Cross-default and cross-acceleration to debt aggregating an amount to be agreed or more.

                              5. Unsatisfied judgment or order in excess of an amount to be agreed individually or in the aggregate.

                              6.  Bankruptcy or insolvency.

                              7.  Invalidity of any Guarantee or any other
                                  Operative Document.

                              In the case of the Exchange Securities, usual for facilities and transactions of this type and others to be reasonably specified by the Agent, including but not limited to, and subject, in each case, to customary exceptions to be agreed:

                              1. Failure to pay principal, interest or any other amount when due.

                              2. Failure to comply with covenants (with notice and cure periods as applicable).

                              3. Cross-acceleration to debt aggregating an amount to be agreed or more.

                              4. Unsatisfied judgment or order in excess of an amount to be agreed individually or in the aggregate.

                              5.  Bankruptcy or insolvency.

                              6.  Invalidity of any Guarantee or any other
                                  Operative Document.

                              Following the Initial Maturity Date, all outstanding Extended Term Loans will be automatically modified to bear events of default substantially similar to the events of default of the Exchange Securities.

Registration Rights with      Borrower will file within 30 days after the
Respect to Exchange           Initial Maturity Date, and will use its best
Securities:                   efforts to cause to become effective as soon
                              thereafter as practicable, a shelf registration statement with respect to the Exchange Securities
                              (a "Shelf Registration Statement") and/or a registration statement relating to a Registered
                              Exchange Offer (as described below). If a Shelf
                              Registration Statement is filed, Borrower will keep such registration statement effective and available (subject to customary exceptions) until it is no longer needed to permit unrestricted resales of Exchange Securities (but in no event longer than two years from the Initial Maturity Date).

                              If  within 120 days from the Initial Maturity
                              Date,

                              (a) a Shelf Registration Statement for the
                                  Exchange Securities has not been declared effective, or

                              (b) Borrower has not effected an exchange offer (a
                                  "Registered Exchange Offer") whereby Borrower has offered registered notes having terms identical to the Exchange Securities (the "Substitute Notes") in exchange for all outstanding Exchange Securities and Extended Term Loans, or

                              (c) the holders of Exchange Securities have not
                                  received Substitute Notes through the
                                  Registered Exchange Offer which, in the
                                  opinion of counsel, would be freely saleable by such holders without registration or requirement for delivery of a current prospectus under the Securities Act (other than a prospectus delivery requirement imposed on a broker-dealer who is exchanging Exchange Securities acquired for its own account as a result of market making or other trading activities) and Borrower has not made available a Shelf Registration Statement with respect to such Exchange Securities, then Borrower will pay liquidated damages of $0.192 per week per $1,000 principal amount of Exchange Securities outstanding to holders of such Exchange Securities who are unable freely to transfer Exchange Securities from and including the 121st day after the Initial Maturity Date to but excluding the earlier of the effective date of such Shelf Registration Statement or the date of consummation of such Registered Exchange Offer (such damages to be payable in the form of additional Exchange Securities, if the then interest rate thereon exceeds the cash interest rate cap). Borrower will also pay such liquidated damages for any period of time (subject to customary exceptions) following the effectiveness of a Shelf Registration Statement that such Shelf Registration Statement is not available for resales thereunder. In addition, unless and until Borrower has consummated the Registered Exchange Offer and, if required, caused the Shelf Registration Statement to become effective, the holders of the Exchange Securities will have the right to "piggyback" the Exchange Securities in the registration of any debt securities (subject to customary scale-back provisions) that are registered by Borrower (other than on a Form S-4) unless all of the Exchange Securities and Initial Loans will be redeemed or repaid from the proceeds of such securities.

Voting: Amendments and waivers of the documentation for the Initial Loans and the other definitive credit documentation related thereto will require the approval of Lenders holding at least a majority of the outstanding Initial Loans, Extended Term Loans and Exchange Securities, as applicable, except that the consent of each affected Lender and/or holder of an Exchange Security will be required for, among other things, (i) reductions of principal and interest rates and fees, (ii) extensions of the Initial Maturity Date, (iii) additional restrictions on the right to exchange Initial Loans for Exchange Securi-ties or any amendment of the rate of such exchange or (iv) any amendment to the Exchange Securities that requires (or would, if any Exchange Securities were outstanding, require) the approval of all holders of Exchange Securities.

Assignment and                The Lenders will have the right to assign loans
Participation of Loans:       and commitments to their affiliates and to other
                              Lenders (and affiliates of such other Lenders) and to any Federal Reserve Bank without restriction and to other financial institutions, with the consent, not to be unreasonably withheld, of the Agent. Minimum aggregate assignment level (except to affiliates of the assigning Lender and other
                              Lenders and their affiliates) of $5,000,000 and increments of $1,000,000 in excess thereof. The parties to the assignment (other than Borrower) shall pay to the Agent an administrative fee of $3,500.

                              Each Lender will have the right to sell
                              participations in its rights and obligations under the loan documents, subject to customary restrictions on the participants' voting rights.

Right to Transfer             The holders of the Exchange Securities shall have
Exchange Securities:          the absolute and unconditional right to transfer
                              such Exchange Securities in compliance with applicable law to any third parties.

Yield Protection, Taxes       The loan documents will contain yield protection
and Other Deductions:         provisions, customary for facilities of this
                              nature, protecting the Lenders in the event of unavailability of funding, funding losses, reserve and capital adequacy requirements.

                              All payments to be free and clear of any present or future taxes, withholdings or other deductions whatsoever (other than income taxes in the jurisdiction of the Lender's applicable lending office).

Expenses and Indemnification: Customary provisions regarding expense reimbursement and indemnification by the Credit Parties.

Governing Law and Forum:      New York.

Counsel for the Lead          Cahill Gordon & Reindel LLP.
Arrangers:

                                                                         ANNEX I
                                                                    TO EXHIBIT B

                              INTEREST RATES AND FEES

Initial Loans:                Before the Initial Maturity Date, the Initial
                              Loans will accrue interest at a rate per annum equal to, at Borrower's election, either (i) three-month reserve-adjusted LIBOR plus a spread
                              (the "LIBOR Spread," as defined below), or (ii) the ABR (as defined below) plus a spread (the "ABR
                              Spread," as defined below).

                              The "LIBOR Spread" will initially be 500 basis points. If Borrower chooses to pay interest at the rate specified in clause (i), and the Initial Loans are not repaid in whole within the three-month period following the Closing Date, the LIBOR Spread will increase by 50 basis points at the end of such three-month period and shall increase by an additional 50 basis points at the end of each three month period thereafter until, but excluding, the Initial Maturity Date.

                              The "ABR Spread" will initially be 400 basis points. If Borrower chooses to pay interest at the rate specified in clause (ii),and the Initial Loans are not repaid in whole within the three-month period following the Closing Date, the ABR Spread will increase by 50 basis points at the end of such three-month period and shall increase by an additional 50 basis points at the end of each three-month period thereafter until, but excluding, the Initial Maturity Date.

                              "ABR" means the highest of (i) Citibank, N.A.'s base rate, (ii) the three-month certificate of deposit rate plus 1/2 of 1%, and (iii) the Federal Funds Effective Rate plus 1/2 of 1%.

                              Notwithstanding the foregoing, (a) the interest rate in effect at any time before the Initial Maturity Date shall not exceed 12.0% per annum,
                              (b) the interest rate in effect at any time before the Initial Maturity Date shall not be less than 8.25% per annum and (c) to the extent the interest payable before the Initial Maturity Date on any Initial Loan exceeds a rate of 10.0% per annum, Borrower may, at its option, cause such excess interest to be paid adding such excess interest to the principal amount of such Initial Loan. In no event shall the interest rate on the Initial Loans exceed the highest rate permitted under applicable law.

                              Calculation of interest shall be on the basis of actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans, except where ABR is determined pursuant to clause (iii) of the definition thereof).

                              LIBOR will at all times include statutory reserves.

                              Interest will be payable in arrears (a) for Initial Loans accruing interest at a rate based on LIBOR, at the end of each LIBOR period and on the Initial Maturity Date and (b) for Initial Loans accruing inter-est at a rate based on the Alternate Base Rate, quarterly in arrears and on the Initial Maturity Date.

Extended Term Loans           The Extended Term Loans and Exchange Securities
and Exchange Securities:      will bear interest at a rate equal to the Initial
                              Rate (as defined below) plus the Exchange Spread
                              (as defined below). Notwithstanding the foregoing, the interest rate in effect at any time shall not exceed 12.0% per annum nor be less than 8.25% per annum, and to the extent the interest payable on any Extended Term Loan or Exchange Security exceeds a rate of 10.0% per annum, Borrower may, at its option, cause such excess interest to be paid by adding such excess to principal (in the case of Extended Term Loans) or issuing additional
                              Exchange Securities in a principal amount equal to such excess portion of interest. In no event shall the interest rate on the Extended Term Loans or Exchange Securities exceed the highest rate permitted under applicable law.

                              "Exchange Spread" means 0 basis points during the 3 month period commencing on the Initial Maturity Date and shall increase by 50 basis points at the beginning of each subsequent 3 month period.

                              "Initial Rate" shall be determined on the Initial Maturity Date and shall equal the interest rate borne by the Initial Loans on the day immediately preceding the Initial Maturity Date plus 50 basis points.

                              Interest on the Exchange Securities and Extended Term Loans will be payable quarterly in arrears (or semiannually in arrears for Fixed Rate Exchange Securities).

CONFIDENTIAL                                                           EXHIBIT C

                   SUMMARY OF ADDITIONAL CONDITIONS PRECEDENT

All capitalized terms used herein but not defined herein shall have the meanings provided in the Commitment Letter (including the other exhibits thereto) to which this Summary of Additional Conditions Precedent is attached.

The borrowing under the Facility shall be subject to the following additional conditions precedent:

      1. CONSUMMATION OF ACQUISITION. The Acquisition shall have been consummated or shall be consummated simultaneously with or immediately following the closings under the Facility in accordance with the Acquisition Agreement and all other related documentation (without amendment, modification or waiver thereof which is adverse to the Lenders without the prior consent of the Lenders). Sources and uses of funds shall be substantially as set forth in Exhibit A.

      2. ACQUIRED BUSINESS FINANCIAL STATEMENTS. Not later than 30 days before the Closing Date, the Lenders shall have received (a) audited consolidated and consolidating balance sheets and related statements of income, stockholders' equity and cash flows of each of Borrower and the Acquired Business for the three fiscal years ended before the Closing Date and (b) to the extent available, unaudited consolidated and consolidating balance sheets and related statements of income, stockholders' equity and cash flows of each of Borrower and the Acquired Business for each completed fiscal quarter since the date of such audited financial statements (and, to the extent available, for each completed month since the last such quarter), which audited and unaudited financial statements shall be prepared in accordance with, or reconciled to, United Stated generally accepted accounting principles ("U.S. GAAP").

      3. PRO FORMA FINANCIAL STATEMENTS; PROJECTIONS. The Lenders shall have received a pro forma consolidated balance sheet of Borrower as of the Closing Date, after giving effect to the Transactions, together with a certificate of the chief financial officer of Borrower to the effect that such statements accurately present the pro forma financial position of Borrower and its subsidiaries in accordance with U.S. GAAP. Borrower shall have delivered its most recent projections through the 2010 fiscal year, prepared on a quarterly basis through the end of 2007.

      4. SOLVENCY. The Lenders shall have received a solvency certificate, in form and substance and from the chief financial officer of Borrower, together with such other evidence reasonably requested by the Lenders, confirming the solvency of Borrower and its subsidiaries on a consolidated basis after giving effect to the Transactions.

      5. CONSENTS. All requisite material governmental authorities and, except as would not reasonably be expected to have or result in a Material Adverse Effect (as defined in Section 1(b) of the Commitment Letter without giving effect to clause (ii) of such definition), all third parties shall have approved or consented to the Transactions to the extent required, all applicable appeal periods shall have expired and there shall be no material governmental or judicial action, actual or threatened, that could reasonably be expected to materially restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.

      6. WORKING CAPITAL FACILITY. The Borrower shall have entered into a working capital facility on terms and conditions reasonably satisfactory to the Lead Arrangers and the Lenders based on the working capital needs of the Borrower; it being understood that the terms and conditions of the Asset Based Facility (including but not limited to terms and conditions relating to the interest rate, fees, amortization, maturity, subordination, covenants, events of defaults and remedies) as contemplated in the commitment letter dated April 17, 2005 between the Borrower and the lenders thereto are satisfactory to the Lead Arrangers and the Lenders.

      7. OFFERING DOCUMENT FOR NOTES; RATING OF NOTES. The Lead Arrangers shall have received, not later than 30 days prior to the Closing Date, a complete printed preliminary prospectus or preliminary offering memorandum or preliminary private placement memorandum suitable for use in a customary "high-yield road show" relating to the Notes, which contains all financial statements and other data to be included therein (including all audited financial statements, all unaudited financial statements (which shall have been reviewed by the independent accountants for Borrower as provided in Statement on Auditing Standards No. 100) and all appropriate pro forma financial statements prepared in accordance with, or reconciled to, U.S. GAAP and prepared in accordance with Regulation S-X under the Securities Act), and all other data (including selected financial data) that the Securities and Exchange Commission would require in a registered offering of the Notes as applicable or that would be necessary for the Lead Arrangers to receive customary "comfort" (including "negative assurance" comfort) from independent accountants in connection with the offering of the Notes. Upon delivery of such prospectus, offering memorandum or private placement memorandum, Borrower will cause its senior management personnel to participate in a customary road show for the sale of the Notes. The Lead Arrangers shall have been afforded a period of at least 30 days following receipt of the material described in the foregoing to seek to place the Notes with qualified purchasers thereof. The Notes shall have been rated by both Moody's and S&P at least 30 days prior to the proposed Closing Date and the Lead Arrangers shall have received confirmation thereof.

      8. MISCELLANEOUS CLOSING CONDITIONS. Other customary closing conditions, including delivery of satisfactory legal opinions of Borrower's and the Lead Arrangers' counsel; other financial information to be agreed; accuracy of representations and warranties; absence of defaults, prepayment events or creation of liens under debt instruments or other agreements as a result of the transactions contemplated hereby; evidence of authority; compliance with applicable laws and regulations; and payment of fees and expenses.

                                       2